Report of Ernst & Young LLP, Independent Auditors


Board of Directors and Shareholders
Delta Woodside Industries, Inc.

We have audited the consolidated statements of operations, shareholders' equity and cash flows of Delta Woodside
Industries, Inc. for year ended July 2, 1994. Our audit also included the financial statement schedule of Delta
Woodside Industries, Inc. for the year ended July 2, 1994.
These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Delta Woodside Industries, Inc. for the year ended July 2, 1994, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




                              /s/ ERNST & YOUNG LLP

Greenville, South Carolina
August 17, 1994